Exhibit 10.21

AMENDMENT TO THE ENSCO INTERNATIONAL INCORPORATED 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

This Amendment is effective the 1st day of January, 2003, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company).

WITNESSETH:

WHEREAS, the Company adopted the ENSCO International Incorporated 1996 Non-Employee Directors Stock Option Plan effective February 21, 1996 (which as it may previously have been amended is referred to herein as the "Plan");

WHEREAS, the Company now desires to adopt this Amendment to the Plan in order to provide for the outsourcing of certain Plan administrative functions to a third party;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment to the Plan:

"10. PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check or by tendering shares of Common Stock at the Fair Market Value per share at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him. In addition, the participant shall tender payment of the amount as may be requested by the Company or its designee for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of an option."

The last paragraph of Section 12 of the Plan is hereby amended to read as follows:

"If (a) the Company shall be party to a merger or consolidation in which (i) the Company is not the surviving entity, or (ii) the Company survives only as a subsidiary of an entity other than a previously-owned subsidiary of the Company, or (iii) the Company survives but the Common Stock is exchanged or converted into any securities or property, (b) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any person or entity (other than a wholly-owned subsidiary of the Company) or (c) the Company is to be dissolved and liquidated (each such event is referred to herein as a "Corporate Change"), then effective as of the earlier of (A) the date of approval by the stockholders of the Company of such Corporate Change or (B) the date of such Corporate Change, (1) in the event of any such merger or consolidation and upon any exercise of any outstanding option, the participant shall be entitled to purchase, in lieu of the number of shares of Common Stock as to which such option shall then be exercisable, the number and class of shares of stock or other securities or property to which the participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation the participant had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable, and (2) in the event of any such sale, lease or exchange of assets or dissolution, each participant shall surrender his options to the Company or its designee and the Company or its designee shall cancel such options and pay to each participant an amount of cash per share equal to the excess of the per share price offered to stockholders of the Company in any such sale, lease or exchange of assets or dissolution transaction for the shares subject to such options over the exercise price(s) under such options for such shares."

Section 18(c) of the Plan is hereby amended to read as follows:

"(c) "Fair Market Value" means, as of any specified date, the composite ticker tape price of the Common Stock on that date. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the composite ticker tape price of Common Stock on the specified date. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in such manner as it deems appropriate."

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment to be executed effective the date first above written.

ENSCO INTERNATIONAL INCORPORATED

By:

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